Exhibit 10.13

                            FIRST AMENDMENT TO LEASE


In reference to the lease dated September 5, 1991 between 111 Partners as Landlord and Fair, Isaac and Company, Incorporated as Tenant, the parties agree that Tenant exercised its option to renew contained in Paragraph 32 of the lease and that the current monthly rental rate is $69,927.23, subject to adjustment as provided for in the lease each July 1st of the lease term. The parties agree to modify the terms of that lease as follows:

     A. Landlord's Management Fee and the monthly amount paid as a maintenance reserve (hereinafter "Maintenance Reserve") as described in paragraph 5(b) shall each be increased as provided below effective each July 1st for the remaining term of the lease.

     B. The parties agree that as of July 1, 2001, the amount of the monthly Management Fee was $1,287.00 per month and the Maintenance Reserve was $297.00 per month and that these amounts will be effective through June 2002.

     C. The monthly amounts of the Management Fee and the Maintenance Reserve will be adjusted effective upon the first day of the month of July 2002 and upon the expiration of each 12 months thereafter in accordance with changes in the U.S. Consumer Price Index for All Urban Consumers for San Francisco-Oakland-San Jose (1982-84 = 100) ("CPI"). The monthly payments will be increased to amounts equal to the product obtained by multiplying the payment amounts in effect immediately prior to the adjustment date (without regard to any temporary abatement pursuant to other provisions of the lease) by a fractions, the numerator of which is the CPI published most immediately prior to the adjustment date and the denominator of which is the CPI published for the month which is twelve months earlier.

     D.   All other terms and conditions of the lease will remain unchanged.


ACCEPTED AND AGREED:


  /s/ Henk J. Evenhuis                                   8/22/01
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TENANT                                                 DATE


  /s/ Roger A. Smith                                     8/30/01
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LANDLORD                                               DATE


  /s/ Michael J. Smith                                   8/30/01
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LANDLORD                                               DATE